As filed with the Securities and Exchange Commission on June 29, 2010

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	06-1047163
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)

GENZYME CORPORATION 2007 DIRECTOR EQUITY PLAN

(Full Title of the Plan)

PETER WIRTH

Genzyme Corporation

Genzyme Center

500 Kendall Street

Cambridge, Massachusetts 02142

(617) 252-7500

(Name, Address and Telephone Number of Agent for Service)

with copies to:

PAUL KINSELLA

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Genzyme common stock, $0.01 par value	250,000 shares	(1)	$53.74	(2)	$13,435,000	$957.92

(1)   Plus, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of Genzyme common stock as may be issued upon a stock split, stock dividend, or similar transaction.

(2)   Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Genzyme common stock as reported by the Nasdaq National Market System on June 23, 2010, which were $54.15 and $53.32, respectively.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 250,000 shares of our common stock for issuance under our 2007 Director Equity Plan.  Pursuant to General Instruction E to Form S-8, we incorporate by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, the entire contents of our Registration Statement on Form S-8 (File No.333-139492) filed with the Securities and Exchange Commission on December 19, 2006 and Post-Effective Amendment No. 1 thereto filed with the Securities and Exchange Commission on June 4, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that we filed with the Commission are incorporated herein by reference:

(a)       Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 1, 2010;

(b)      Our Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2010, filed on May 11, 2010;

(c)       Our Current Reports on Form 8-K filed on January 4, 2010, January 7, 2010, January 28, 2010, February 22, 2010, March 24, 2020, March 30, 2010, April 8, 2010, April 15, 2010, May 24, 2010, June 9, 2010, June 14, 2010, June 15, 2010, June 17, 2010, June 22, 2010, June 23, 2010 and June 29, 2010; and

(d)      The description of Genzyme common stock contained in our registration statement on Form 8-A filed on December 19, 2000, as amended on June 6, 2001, July 1, 2003 and May 28, 2004, including any further amendment or report filed hereafter for the purpose of updating such description.

All documents filed after the date of this registration statement by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all shares of Genzyme common stock offered hereunder have been sold or which deregisters all shares of Genzyme common stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 29th day of June, 2010.

By:	/s/ MICHAEL S. WYZGA
Michael S. Wyzga
Executive Vice President, Finance; and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Peter Wirth and Thomas J. DesRosier, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto) for the registration of 250,000 shares, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 29, 2010:

Signature	Title

/s/ HENRI A. TERMEER	Principal Executive Officer and Director
Henri A. Termeer

/s/ MICHAEL S. WYZGA	Principal Financial Officer
Michael S. Wyzga

/s/ JASON A. AMELLO	Corporate Controller and Principal Accounting Officer
Jason A. Amello

/s/ DOUGLAS A. BERTHIAUME	Director
Douglas A. Berthiaume

/s/ ROBERT J. BERTOLINI	Director
Robert J. Bertolini

/s/ GAIL K. BOUDREAUX	Director
Gail K. Boudreaux

/s/ STEVEN J. BURAKOFF	Director
Steven J. Burakoff

/s/ ROBERT J. CARPENTER	Director
Robert J. Carpenter

/s/ CHARLES L. COONEY	Director
Charles L. Cooney

/s/ VICTOR J. DZAU	Director
Victor J. Dzau

/s/ ERIC J. ENDE	Director
Eric J. Ende

/s/ DENNIS M. FENTON	Director
Dennis M. Fenton

/s/ CONNIE MACK III	Director
Connie Mack III

/s/ RICHARD F. SYRON	Director
Richard F. Syron

/s/ RALPH V. WHITWORTH	Director
Ralph V. Whitworth

EXHIBIT INDEX

Exhibit Number	Description

*4.1

Restated Articles of Organization of Genzyme, as amended, as filed with the Secretary of State of the Commonwealth of Massachusetts on June 18, 2010. Filed as Exhibit 3.1 to Genzyme’s Form 8-K filed June 22, 2010.

*4.2	Bylaws of Genzyme, as amended. Filed as Exhibit 3.2 to Genzyme’s Form 8-K filed June 22, 2010.

5	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.

23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5 hereto).

*99	2009 Employee Stock Purchase Plan. Filed as Appendix E to Genzyme’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2010.

*      Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-Q, 8-K, 8-A, or Schedule 14A of Genzyme Corporation were filed under Commission File No. 0-14680.